UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2025

ARMADA HOFFLER PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue		,	Suite 1000
Virginia Beach	,	Virginia		23462
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHH	New York Stock Exchange
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHHPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 18, 2025, Armada Hoffler Properties, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders voted on five proposals presented at the Annual Meeting, which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2025 (the “Proxy Statement”). Holders of 68,648,224 shares of the Company’s common stock, $0.01 par value (the “Common Stock”), were present or represented by proxy at the Annual Meeting.

The following are the voting results of the proposals submitted to the Company’s stockholders at the Annual Meeting:

Proposal 1 (Election of Directors) — The Company’s stockholders elected the following nine persons as directors of the Company, each to serve as such until the Company’s annual meeting of stockholders to be held in 2026, or until his or her respective successor is duly elected and qualified. The following table sets forth the voting results for each director nominee:

Director Nominee	For	Against	Abstentions	Broker Non-Votes
George F. Allen	47,333,892	8,567,227	85,879	12,661,226
Jennifer R. Boykin	55,403,256	515,571	68,171	12,661,226
James A. Carroll	54,404,140	1,511,792	71,066	12,661,226
James C. Cherry	51,475,996	4,439,068	71,934	12,661,226
Dennis H. Gartman	55,535,226	380,798	70,974	12,661,226
Louis S. Haddad	50,638,766	5,262,004	86,228	12,661,226
Daniel A. Hoffler	51,089,514	4,820,591	76,893	12,661,226
Shawn J. Tibbetts	54,884,846	1,036,054	66,098	12,661,226
F. Blair Wimbush	52,542,518	3,358,508	85,972	12,661,226

Proposal 2 (Amendment No. 2 to the Plan) — The Company’s stockholders approved Amendment No. 2 to the Armada Hoffler Properties, Inc. Amended and Restated 2013 Equity Incentive Plan (the “Plan”). The following table sets forth the voting results for this proposal:

For	Against	Abstentions	Broker Non-Votes
51,986,007	3,874,200	126,791	12,661,226
Proposal 3 (Ratification of Ernst & Young LLP) — The Company’s stockholders approved the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025. The following table sets forth the voting results for this proposal:

For	Against	Abstentions
66,303,029	2,295,048	50,147

Proposal 4 (Advisory Vote on Executive Compensation) — The Company’s stockholders approved, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The following table sets forth the voting results for this proposal:

For	Against	Abstentions	Broker Non-Votes
52,512,141	3,239,074	235,783	12,661,226

Proposal 5 (Advisory Vote on Frequency of Holding an Advisory Vote on Executive Compensation) — Consistent with the recommendation of the Company’s board of directors (the “Board”), the Company’s stockholders selected, in an advisory (non-binding) vote, one year as the preferred frequency that the Company should seek an advisory vote on the compensation of the Company’s named executive officers. The following table sets forth the voting results for this proposal:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
55,162,271	81,989	547,708	195,030	12,661,226

Based on the results of Proposal 5, the Board has determined that the Company will continue holding future stockholder advisory votes on the compensation of its named executive officers every year.

Item 8.01 Other Events.

Form of Supplemental Performance LTIP Unit Award Agreement

On June 18, 2025, the Board approved a Form of Supplemental Performance LTIP Unit Award Agreement (the “Form of Supplemental Performance LTIP Unit Award Agreement”) for the grant of certain Performance LTIP Units (“Performance LTIP Units”) in Armada Hoffler, L.P., the Company’s operating partnership (the “Operating Partnership”), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Performance LTIP Units are a class of partnership interests in the Operating Partnership. Once vested and having achieved parity with holders of common units of limited partnership interest in the Operating Partnership (“Common Units”), Performance LTIP Units are convertible into Common Units on a one-for-one basis. Common Units may be tendered for redemption for cash equal to the then-current market value of one share of Common Stock or, at the Company’s election, one share of Common Stock.

Special Performance LTIP Unit Grants

On June 18, 2025, consistent with disclosure included in the Proxy Statement, the Compensation Committee of the Board approved a grant of Performance LTIP Units to Shawn J. Tibbetts, the Chief Executive Officer and President of the Company, Matthew T. Barnes-Smith, the Chief Financial Officer, Treasurer and Corporate Secretary of the Company, and certain other members of management. Mr. Tibbetts will receive $7.5 million of Performance LTIP Units, Mr. Barnes-Smith will receive $3.0 million of Performance LTIP Units and other members of management will receive an aggregate of $4.5 million of Performance LTIP Units (the “Performance Awards”). The Performance Awards are expected to be made on June 20, 2025. The Performance Awards will be issued under the Plan, and each Performance Award will be evidenced by a Supplemental Performance LTIP Unit Award Agreement (each, an “Award Agreement”) in the form filed as Exhibit 10.1 to this Current Report on Form 8-K.

The performance period for the Performance Awards will begin on the grant date for the Performance Awards and will end on the earlier of (i) the fifth anniversary of the date of grant and (ii) a Control Change Date (as defined in the Plan) (such period, the “Performance Period”). Except in the case of the grantee’s death, the number of Performance LTIP Units that will vest at the end of the Performance Period will be determined based on (i) the cumulative total stockholder return (“TSR”) of the Company’s stockholders and (ii) the Company’s total enterprise value (“Total Enterprise Value”). Except in the case of a Change in Control (as defined in the Plan), the number of Performance LTIP Units that will vest will be based on the highest TSR of the Company’s stockholders and the highest Total Enterprise Value of the Company, in each case, between the fourth anniversary of the date of grant and the end of the Performance Period (assuming no Change in Control). The following reflects the performance conditions and resulting vesting of Performance LTIP Units (as a percentage of the Performance Awards) for the Performance Awards:

		Cumulative TSR
		40%	55%	70%	85%	100%
Total Enterprise Value	$2.4 billion	—%	12.5%	25.0%	37.5%	50.0%
	$2.8 billion	12.5%	25.0%	37.5%	50.0%	62.5%
	$3.2 billion	25.0%	37.5%	50.0%	62.5%	75.0%
	$3.6 billion	37.5%	50.0%	62.5%	75.0%	87.5%
	$4.0 billion	50.0%	62.5%	75.0%	87.5%	100.0%

The Form of Supplemental Performance LTIP Unit Award Agreement defines TSR as the percentage appreciation (positive or negative) in the fair market value of one share of Common Stock over the Performance Period, assuming the reinvestment of dividends paid during the Performance Period. The Form of Supplemental Performance LTIP Unit Award Agreement defines Total Enterprise Value as the market value of the Company’s equity, debt and mezzanine at book value, less cash and cash equivalents at book value.

Upon the occurrence of a Change in Control during the Performance Period, subject to the grantee’s continued service through the Control Change Date, the Performance LTIP Units will vest as of the Control Change Date based on the level of TSR and Total Enterprise Value achieved as of the Control Change Date. Upon a grantee’s death, a prorated portion of 50% of the Performance LTIP Units awarded to the grantee will vest based on the number of days from and including the date of grant to the date of the grantee’s death (as compared to the total number of days in the Performance Period if there was no Change in Control). In the event of a termination of a grantees employment (i) by the Company other than for Cause (as defined in the

Form of Supplemental Performance LTIP Unit Award Agreement) or (b) by such grantee for Good Reason (as defined in the Form of Supplemental Performance LTIP Unit Award Agreement), a prorated portion of the number of Performance LTIP Units that would have vested absent such termination will vest at the end of the Performance Period, with such proration based on the number of days from and including the date of grant to the date of the grantees’ termination (as compared to the total number of days in the Performance Period if there was no Change in Control).

The definitive terms of the Performance Awards will be set forth in each grantee's Award Agreement. The foregoing description of the terms of the Performance Awards does not purport to be complete and is qualified in its entirety by reference to the Form of Supplemental Performance LTIP Unit Award Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Supplemental Performance LTIP Unit Award Agreement
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: June 18, 2025	By:	/s/ Matthew Barnes-Smith
Matthew Barnes-Smith
Chief Financial Officer, Treasurer, and Corporate Secretary